 Exhibit 10.1

VENUS CONCEPT INC.

STOCK OPTION GRANT NOTICE AND STOCK OPTION AGREEMENT

Venus Concept Inc. (the “Company”) hereby grants to the participant set forth below (“Participant”), an Option to purchase the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This grant is being made outside of the Company’s 2019 Incentive Award Plan (the “Plan”) as an employment inducement award under Nasdaq Listing Rule 5635(c)(4).  Although this grant is not being made under the Plan, the terms of the Option will be governed by both the Grant Notice, the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the terms of the Plan, including the administrative provisions of the Plan. For the avoidance of doubt, although the Option is governed by the same terms and conditions of the Plan, the Shares issuable under the Option are not being issued under the Plan.

Grantee’s Name and Address:	Rajiv De Silva
[reserved]
[reserved] [reserved]

Award Number	I001541& N001541

Date of Award	October 2, 2022

Vesting Commencement Date	October 2, 2022

Exercise Price per Share	$0.44

Total Number of Shares Subject to the Option (the “Shares”), subject to adjustment as provided in Section 14.2 of the Plan	3,300,000

Type of Option:	Non-Qualified Stock Option

Expiration Date:	October 2, 2032

Post-Termination Exercise Period:	Three (3) Months, subject to Section 2.3(b) of the Option Agreement

Vesting Schedule:

The options will vest on the following schedule:  (i) 25% on the twelfth (12th) month anniversary from start date, and (ii) the remaining balance of 75% will vest quarterly in twelve (12) equal installment over the following 3 years.

For purposes of the foregoing schedule, any fractional share for any monthly anniversary shall be rounded down to the next whole share, except for the last monthly anniversary set forth above which shall include the balance of unvested Shares subject to the Award.  The foregoing vesting schedule is subject to the Change in Control provisions of Section 14.2 of the Plan.

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Option.

VENUS CONCEPT INC.:		PARTICIPANT:

By:	/s/ Domenic Della Penna
		By:	/s/ Rajiv De Silva
Name:	Domenic Della Penna	Name:	Rajiv De Silva
Title:	Chief Financial Officer

2

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (“Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Venus Concept Inc. (the “Company”) has granted to Participant an Option to purchase the number of Shares indicated in the Grant Notice.  This grant is being made outside of the Company’s 2019 Incentive Award Plan (the “Plan”) as an employment inducement award under Nasdaq Listing Rule 5635(c)(4).  Although this grant is not being made under the Plan, the terms of the Option will be governed by both the Grant Notice, this Agreement and the terms of the Plan, including the administrative provisions of the Plan. For the avoidance of doubt, although the Option is governed by the same terms and conditions of the Plan, the Shares issuable under the Option are not being issued under the Plan

ARTICLE I

GENERAL

1.1          Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2          Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control.

1.3          Grant of Option.  In consideration of Participant’s past and/or continued employment with or service to the Company or a parent or subsidiary and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Participant an Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, subject to adjustment as provided in Section 14.2 of the Plan, upon the terms and conditions set forth in the Plan and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

1.4        Effect of Agreement on Rights of Company and Participant.  This Agreement does not confer any right on the Participant to continue in the employ of the Company, any Subsidiary or affiliate or interfere in any way with the rights of the Company, any Subsidiary or affiliate to terminate the employment of the Participant.

1.5        Acceptance of Option and Acknowledgments.  The Participant hereby (a) accepts the Option granted under the Plan, (b) acknowledges that he has received, read and understood the Plan and (c) agrees to be bound by the terms and provisions of the Plan, as amended from time to time.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1          Vesting; Commencement of Exercisability.

(a)          Subject to Sections 2.1(b) and 2.3 below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the vesting schedule in the Grant Notice (the “Vesting Schedule”).

(b)         Unless otherwise determined by the Administrator, any portion of the Option that has not become vested and exercisable on or prior to the date of Participant’s Termination of Service shall be forfeited on the date of Participant’s Termination of Service and shall not thereafter become vested or exercisable.

2.2        Duration of Exercisability.  The installments provided for in the Vesting Schedule are cumulative. Each such installment which becomes vested and exercisable pursuant to the Vesting Schedule shall remain vested and exercisable until it becomes unexercisable under Section 2.3 below or pursuant to the terms of the Plan. Once the Option becomes unexercisable, it shall be forfeited immediately.

2.3          Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)          The Expiration Date set forth in the Grant Notice;

(b)         The expiration of three (3) months following the date of Participant’s Termination of Service, unless such Termination of Service occurs by reason of Participant’s death, Disability or Termination of Service for Cause;

(c)          The expiration of one (1) year following the date of Participant’s Termination of Service by reason of Participant’s death or Disability; or

(d)          The date of Participant’s Termination of Service for Cause.

Participant acknowledges that an Incentive Stock Option exercised more than three months after Participant’s Termination of Service as an Employee, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

2.4         Special Tax Consequences.  Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are first exercisable for the first time by Participant in any calendar year exceeds $100,000 (or such other limitation as imposed by Section 422(d) of the Code), the Option and such other options shall be treated as not qualifying under Section 422 of the Code but rather shall be considered Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted.

ARTICLE III

EXERCISE OF OPTION

3.1         Person Eligible to Exercise.  Except may be otherwise provided by the Administrator, during the lifetime of Participant, only Participant may exercise the Option or any portion thereof.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3 above, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

3.2          Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3 above.

3.3        Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary’s office, or such other place as may be determined by the Administrator, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3 above:

(a)         An exercise notice in substantially in the form as is prescribed by the Administrator (the “Exercise Notice”) in writing or electronic signed by Participant or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator; and

(b)          Subject to Article 6 of the Plan:

(i)          Full payment (in cash or by check) for the Shares with respect to which the Option or portion thereof is exercised; or

(ii)         With the consent of the Administrator, any other method of payment permitted under Section 12.1 of the Plan; or

(iii)        Subject to any applicable laws, any combination of the consideration allowed under the foregoing paragraphs; and

(c)          The receipt by the Company of full payment for any applicable withholding tax in cash or by check or in the form of consideration permitted by the Administrator in Section 12.2 of the Plan; and

(d)         In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 above by any person or persons other than Participant, appropriate proof of the right of such person or persons to exercise the Option as provided in Section 6(c) of the Plan.

3.4        Option Not Transferable.  The rights of the Participant under this Agreement are not subject to the claims of his or her creditors and may not (except as may otherwise be permitted by the Plan) be voluntarily or involuntarily transferred, assigned, alienated, accelerated or encumbered; provided, however, that the Option may, to the extent permitted under the Plan, be transferred by will or by the laws of descent and distribution upon the death of the Participant.  During the lifetime of the Participant, this Option may (except as may otherwise be permitted by the Plan) only be exercised by the Participant.

3.5         Delivery or Recordation of Certificates; Shareholder Rights.  Subject to the foregoing, the Company shall deliver or record in book-entry or electronic form a certificate or certificates representing the number of Shares to which the person exercising the Option is entitled as soon as practicable after the date of exercise.  The Participant shall have no rights as a shareholder with respect to any shares subject to this Option until a certificate for the shares is issued to or recorded for the benefit of the Participant.  Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date precedes the date of issuance of such certificate.  In no event shall dividends or dividend equivalents be paid with respect to this Option.

ARTICLE IV

OTHER PROVISIONS

4.1        Further Conditions of Exercise.  The obligation of the Company to deliver shares on exercise of the Option shall be subject to the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by the Committee.  If, at the time of exercise of the Option, no such Registration Statement is in effect, the shares delivered on exercise of the Option may be made subject to such transfer restrictions (including the placing of an appropriate legend on the certificates restricting the transfer of the stock) as the Committee may deem necessary or appropriate to comply with applicable securities laws.  If such Registration Statement is not in effect prior to the exercise of the Option under this Agreement, the notice of exercise shall be accompanied by a representation or agreement of the person exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution of the shares, and such further documentation as may be required by the Company, unless the Company determines in its sole discretion that such representation, agreement or documentation is not necessary to comply with the Securities Act of 1933, as amended.

4.2          Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.2. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.3          Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4        Governing Law; Severability.  This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

4.5        Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.6         Successors and Assigns.  The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

4.7       Entire Agreement.  The Plan and this Agreement (including all Exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.